United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1394

Date of Report (Date of earliest event reported): January 31, 2002

CytoGenix, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-26807	76-0484097
(Commission File Number)	(IRS Employer Identification No.)

9881 South Wilcrest, Houston, Texas	77099
(Address of principal executive offices)	(Zip Code)

(281) 988-6118

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Item 4.    CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a)                                  (i) On January 24, 2002, Mann Frankfort Stein & Lipp CPA’s, LLP of Houston, Texas (MFSL) advised CytoGenix, Inc., (the “Company”) that it is resigning and would no longer serve as the Company’s independent accountant. MFSL has issued no reports on the financial statements of the Company for any period subsequent to December 31, 2000.

(ii) The report of MFSL on the Company’s financial statements for the fiscal year ended December 31, 2000 did not contain an adverse opinion or a disclaimer of opinion, however it did contain a modification for a going concern uncertainty. MFSL issued no reports on the financial statements of the Company for any period prior to December 31, 2000.

(iii) The decision to change independent auditors was approved by the Board of Directors

(iv) During the two most recent fiscal years and any subsequent period preceding the resignation, the Company has not had any disagreements with MFSL on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MFSL, would have caused them to make reference thereto in their report on the financial statements of the Company.

(v) The Company has requested that MFSL furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.

(b)                                 On February 13, 2002, CytoGenix, Inc. (the “Company”) Thomas Leger & Co., L.L.P. of Houston, Texas (“TL & Co.”) as its principal independent accountants to audit the Company’s financial statements. The Company’s Board of Directors approved the engagement of TL & Co. February 12, 2002.

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

Exhibit 1  Auditors Letter

CytoGenix, Inc.

By: /s/Malcolm Skolnick

Date: February 21, 2002